Exhibit 99.2
Unaudited Pro Forma Financial Information

The accompanying unaudited pro forma financial information (the “Pro Forma”) presents the pro forma combined financial position and results of operations of Douglas Emmett, Inc. (the “Company”) and a portfolio of four class "A" office buildings located in Westwood, Los Angeles (the “Westwood Portfolio”), after giving effect to (i) the acquisition of the Westwood Portfolio on February 29, 2016 for a contract price of $1.34 billion by a consolidated joint venture in which the Company owns an equity interest (the “Joint Venture”), and (ii) the related financing described herein (collectively, the “Transactions”). The Westwood Portfolio is not a legal entity.

The Pro Forma reflects the hypothetical impact of the Transactions on the Company as if they had they occurred on December 31, 2015 for the purposes of preparing the unaudited pro forma combined balance sheet as of December 31, 2015, and on January 1, 2015, for the purposes of preparing the unaudited pro forma combined statement of operations for the year ended December 31, 2015.

The Pro Forma is based upon the historical financial statements for the Company and the Westwood Portfolio and was developed from (i) the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for 2015 (“Form 10-K”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2016 and (ii) the audited Combined Statement of Revenues and Certain Expenses for the Westwood Portfolio for the year ended December 31, 2015.

The Pro Forma includes adjustments to the unaudited pro forma combined statement of operations that give effect to events that are (i) directly attributable to the Transactions, (ii)  expected to have a continuing impact on the Company, and (iii) factually  supportable. The Pro Forma includes adjustments to the unaudited pro forma combined balance sheet that give effect to events that are (i) directly attributable to the  transaction and (ii) factually supportable regardless of whether they have a  continuing impact or are nonrecurring.

The Pro Forma reflects the Company’s preliminary estimate of the purchase accounting for the consideration paid for the Westwood Portfolio based upon available information and certain assumptions that the Company believes are reasonable.

The financial statements for both the Company and the Westwood Portfolio were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Pro Forma does not purport to represent what the Company’s results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project its results of operations or financial position for any future date or period. The information does not reflect cost savings or operating synergies that may result from the Transactions or the costs to achieve any such potential cost savings or operating synergies.

The Pro Forma should be read in conjunction with (i) the Company’s Form 10-K, (ii) the Company’s Current Report on Form 8-K, which was filed with the SEC on March 4, 2016 and (iii) the audited Combined Statement of Revenues and Certain Expenses of the Westwood Portfolio and accompanying notes, which is included as Exhibit 99.1 to this filing.

Douglas Emmett, Inc.
Unaudited Pro Forma Balance Sheet
December 31, 2015
(in thousands, except share data)

	Douglas Emmett, Inc. (A)	Adjustments for the Transactions (B)	Pro Forma
Assets
Investment in real estate:
Land	$906,601	$95,127	$1,001,728
Buildings and improvements	5,687,145	1,238,162	6,925,307
Tenant improvements and lease intangibles	703,683	50,497	754,180
Property under development	26,900	—	26,900
Investment in real estate, gross	7,324,329	1,383,786	8,708,115
Less: accumulated depreciation and amortization	(1,703,375)	—	(1,703,375)
Investment in real estate, net	5,620,954	1,383,786	7,004,740

Cash and cash equivalents	101,798	(78,745)	23,053
Tenant receivables, net	1,907	—	1,907
Deferred rent receivables, net	79,837	—	79,837
Acquired lease intangible assets, net	4,484	419	4,903
Interest rate contract assets	4,830	—	4,830
Investment in unconsolidated real estate funds	164,631	—	164,631
Other assets	87,720	(75,000)	12,720
Total assets	$6,066,161	$1,230,460	$7,296,621

Liabilities
Secured notes payable and revolving credit facility, net	$3,611,276	$618,768	$4,230,044
Interest payable, accounts payable and deferred revenue	57,417	—	57,417
Security deposits	38,683	—	38,683
Acquired lease intangible liabilities, net	28,605	51,692	80,297
Interest rate contract liabilities	16,310	—	16,310
Dividends payable	32,322	—	32,322
Total liabilities	3,784,613	670,460	4,455,073

Equity
Douglas Emmett, Inc. stockholders' equity:
Common Stock, $0.01 par value 750,000,000 authorized, 146,919,187 outstanding at December 31, 2015	1,469	—	1,469
Additional paid-in capital	2,706,753	—	2,706,753
Accumulated other comprehensive loss	(9,285)	—	(9,285)
Accumulated deficit	(772,726)	—	(772,726)
Total Douglas Emmett, Inc. stockholders' equity	1,926,211	—	1,926,211
Noncontrolling interests	355,337	560,000	915,337
Total equity	2,281,548	560,000	2,841,548
Total liabilities and equity	$6,066,161	$1,230,460	$7,296,621

Douglas Emmett, Inc.
Unaudited Pro Forma Statement of Operations
Year Ended December 31, 2015
(in thousands, except share data)

	Douglas Emmett, Inc. (C)	Adjustments for the Transactions (D)		Pro Forma
Revenues
Office rental
Rental revenues	$412,448	$74,839	D1	$487,287
Tenant recoveries	43,139	4,583	D1	47,722
Parking and other income	85,388	9,400	D1	94,788
Total office revenues	540,975	88,822		629,797

Multifamily rental
Rental revenues	87,907	—		87,907
Parking and other income	6,892	—		6,892
Total multifamily revenues	94,799	—		94,799

Total revenues	635,774	88,822		724,596

Operating Expenses
Office expenses	186,556	39,204	D1	225,760
Multifamily expenses	23,862	—		23,862
General and administrative	30,496	—		30,496
Depreciation and amortization	205,333	42,084	D2	247,417
Total operating expenses	446,247	81,288		527,535

Operating income	189,527	7,534		197,061

Other income	15,228	—		15,228
Other expenses	(6,470)	—		(6,470)
Income, including depreciation, from unconsolidated real estate funds	7,694	—		7,694
Interest expense	(135,453)	(16,130)	D3	(151,583)
Acquisition-related expenses	(1,771)	1,412	D4	(359)
Net income	68,755	(7,184)		61,571
Less: Net income attributable to noncontrolling interests	(10,371)	8,174	D5	(2,197)
Net income attributable to common stockholders	$58,384	$990		$59,374

Net income attributable to common stockholders per share – basic	$0.398			$0.404
Net income attributable to common stockholders per share – diluted	$0.386			$0.392

Weighted average shares of common stock outstanding - basic	146,089			146,089
Weighted average shares of common stock outstanding - diluted	150,604			150,604

Douglas Emmett, Inc.
Notes to the unaudited Pro Forma Combined Financial Statements
(in thousands)

1. Pro Forma Balance Sheet Notes

Note A. Reflects the Company's consolidated balance sheet as reported in the Form 10-K.

Note B. Reflects the impact of the preliminary estimate of the purchase accounting and funding sources for the Westwood Portfolio Transactions as set forth in the table below.

Sources and Uses of Funds

Uses of Funds - Investment in real estate
Land	$95,127
Building and improvements	1,238,162
Tenant improvements and lease intangibles	50,497
Acquired above-market leases	419
Acquired below-market leases	(51,692)
Net assets and liabilities acquired	$1,332,513

Source of funds
Cash on hand(1)	$153,745
Credit facility(2)	50,000
Non-recourse term loan, net(3)	568,768
Noncontrolling interests(4)	560,000
Total Source of funds	$1,332,513
________________________________________________

(1)
Cash paid included a deposit of $75.0 million that was made before December 31, 2015, which was included in other assets in the Company's consolidated balance sheet as reported in the Form 10-K, a closing payment of $67.5 million and $11.2 million spent on loan costs in connection with securing the $580 million term loan.

(2)	Reflects borrowings using the Company's credit facility, which bears interest at LIBOR plus 1.40%.

(3)
Reflects 100%, not only the Company's pro rata share, of a $580.0 million interest-only non-recourse loan, net of loan fees of $11.2 million incurred to secure the loan. The loan has a seven-year term and is secured by the Westwood Portfolio. Interest on the loan is floating at LIBOR plus 1.40%, which has been effectively fixed at 2.37% per annum for five years through interest rate swaps. The loan costs will be deferred and amortized over the seven-year loan term. Deferred loan costs are presented in the balance sheet as a direct deduction from the carrying amount of our secured notes payable and revolving credit facility.

(4)
Reflects the minimum equity capital expected to be contributed by joint venture partners. The Company borrowed under its credit facility to contribute $240 million of this equity as a bridge which is expected to be reimbursed (together with a 2% per annum cost of funds) during the second quarter of 2016.

Douglas Emmett, Inc.
Notes to the unaudited Pro Forma Combined Financial Statements
(in thousands)

2. Pro Forma Statement of Operations Notes

Note C. Reflects the Company's consolidated statement of operations as reported in the Form 10-K.

Note D1. Reflects the audited Combined Statement of Revenues and Certain Expenses for the Westwood Portfolio (which is included as Exhibit 99.1 to this filing) with certain adjustments described in the footnotes below:

	As Reported	(1)	Adjustments		As Adjusted
Revenues
Rental revenues	$57,945		$16,894	(2)	$74,839
Tenant recoveries	2,068		2,515	(3)	4,583
Parking and other income	9,400		—		9,400
Total revenues	69,413		19,409		88,822

Certain expenses
Operating expenses	22,671			(4)	22,671
Real estate taxes	8,821		7,712	(5)	16,533
Total certain expenses	31,492		7,712		39,204

Revenues in excess of certain expenses	$37,921		$11,697		$49,618
________________________________________________

(1)
The Combined Statement of Revenues and Certain Expenses for the Westwood Portfolio excludes certain revenues and expenses such as amortization/accretion of above- and below-market tenant leases and management fees.

(2)
Reflects the (i) net amortization/accretion of above- and below-market tenant leases of $10.9 million, based upon the acquired above and below-market leases in the preliminary purchase price allocation discussed in Note B, and (ii) the net change in straight-line rents of $6.0 million recorded as a result of the acquisition.

(3)	Reflects the increase in tenant recoveries (for real estate taxes) as a result of the acquisition of the Westwood Portfolio. See Note 5 below.

(4)
Operating expenses do not reflect cost savings or operating synergies that are expected to result from the Transactions or the costs to achieve any such potential cost savings or operating synergies. Operating expenses do not include fees for property management and other services provided to the Westwood Portfolio by the Company because those fees will be eliminated in the consolidation of the Westwood Portfolio.

(5)	Reflects the increase in real estate taxes as a result of the acquisition of the Westwood Portfolio.

Note D2. Reflects depreciation and amortization of the Westwood Portfolio based upon the allocations to "Buildings and improvements" and "Tenant improvements and lease intangibles" in the preliminary purchase price allocation in Note B. Buildings are depreciated on a straight-line basis using an estimated life of forty years. Tenant improvements and lease intangibles are depreciated and amortized on a straight-line basis over the remaining term of the related leases. Acquired in-place leases are amortized on a straight line basis over the weighted average remaining term of the acquired in-place leases.

Note D3. Reflects (i) the interest expense and amortization of deferred loan costs for amounts borrowed under the non-recourse term loan and (ii) interest expense for amount borrowed under the credit facility, each as set forth in the sources of funds under Note 1.

Note D4. During the year ended December 31, 2015, we incurred transaction costs of $1.4 million to acquire the Westwood Portfolio, and those costs have been excluded in the pro forma adjustments.

Note D5. Reflects the noncontrolling interests' (in the Joint Venture and our Operating Partnership) share of the Pro Forma income statement adjustments for the Transactions.